EXHIBIT 4.2


                  Incorporated Under the Laws of Delaware

  Number                                                      Shares
   -0-                                                          -0-

                         AMCON DISTRIBUTING COMPANY

                    Series A Convertible Preferred Stock

                 100,000 Shares Authorized; $.01 Par Value

This Certifies that                               is the owner of
                   -------------------------------               -----------
                       Shares of the Capital Stock of
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                        AMCON Distributing Company

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof she said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

                this              day of             A.D.
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                       President                                   Secretary























The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Act, and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such registration is not required with respect to the proposed disposition thereof and that such disposition will not cause the loss of the exemption upon which the Corporation relied in selling such shares of the original purchaser.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each call of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



For Value Received,                   hereby sell, assign and transfer unto
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                                              Shares of the Capital Stock
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represented by the within Certificate, and do hereby irrevocably constitute
and appoint                             , to transfer the said Stock on the
            ----------------------------
books of the within named Corporation with full power of substitution in the premises.

Dated                    A.D.
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In presence of
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NOTICE.  THE SIGNATURE OF THIS ASSIGNMENT WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.